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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

PHARMACIA CORPORATION:

We consent to the incorporation by reference in Pharmacia Corporation's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197,
33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365,
33-53367, 333-02783, 333-02961, 333-02963, 333-33531, 333-38599, 333-34112,
333-34344, 333-45341 and 333-76653) and the Registration Statement on Form S-4 (No. 333-66175) of our report dated February 25, 2000, on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 1999 and 1998, for the each of the three years in the period ended December 31, 1999 (not presented separately herein), appearing in this Current Report on Form 8-K.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
May 19, 2000